SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934


Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
240.14a-12


                  Airnet Systems, Inc.
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            (Name of Registrant as Specified in its Charter)

                 Opportunity Partners LP
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   (Name of Person(s) Filing Proxy Statement if other than the
Registrant)


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[ ]  Fee paid previously with preliminary materials:

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[ ]  Check box if any part of the fee is offset as provided by
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AUTHORIZATION TO CALL A SPECIAL MEETING OF STOCKHOLDERS OF AIRNET
                          SYSTEMS, INC.

Our names are Phillip Goldstein, Andrew Dakos and Pacific Coast Investment Partners, LP (PCIP)James M. Chadwick. We are shareholders of Airnet Systems, Inc. ("Airnet"). We are sending this soliciting material to stockholders of Airnet of record on April --, 2005. We are soliciting your authorization to request a special meeting of stockholders be held to remove all the directors and elect their replacements. In each of the last six years, an annual meeting has been held no later than June 4. We believe the directors should be removed and their replacements elected because they have failed to address and remedy serious concerns relating to the direction and management of the Company. They have also failed to confirm that they will timely call an annual meeting of the shareholdersstockholders this year to elect directors, or provide a valid business reason why such a meeting should be delayed; other than for the purpose of preventing the shareholders from having a voice in and voting on the governance of their company..
..
This authorization statement and the enclosed authorization card are first being sent to shareholders of Airnet on or about May -- , 2005.

If you return an authorization card to us or to our agent, your shares will aggregated with all other shareholders that also return an authorization card. According to Airnet's code of regulations, a special meeting of stockholders must be held if requested by the holders of at least 50% of all outstanding shares. You may revoke your authorization by delivering a written revocation to us or to our agent. If and when we have received unrevoked authorization cards from the holders of at least 50% of all outstanding shares, we intend to deliver them to Airnet's management which is then required to within fifteen days fix a meeting date. If management does not fix a meeting date within fifteen days, we shall fix a meeting date as set forth in Airnet's code of regulations. If a special meeting is called, we intend to solicit proxies to remove the directors and to elect nominees of our choosing to replace them.

Phillip Goldstein, Andrew Dakos and James M. Chadwick, the managing director of PCIP, are each investment managers. Mr. Goldstein's address is 60 Heritage Drive, Pleasantville, NY 10570, Mr. Dakos' address is 43 Waterford Drive, Montville, NJ 07045 and Mr. Chadwick's address is 12220 El Camino Real, Suite 400, San Diego, CA 92130. As of April 13, 2005, Mr. Goldstein, Mr. Dakos and Mr. Chadwick are deemed to be the beneficial owners of 839,500, 191,900 and 503,900 shares of Airnet respectively owned by each of them and their clients. All of their purchases have been made since ------------------- and except for one share held in record name, all of their shares are held in street name, some of which are in margin accounts. Neither Mr. Goldstein, Mr. Dakos nor PCIPMr. Chadwick has sold any shares.

We are making this solicitation personally. Persons affiliated with or employed by us or our affiliates may assist us in the solicitation of proxies. They will not receive any special compensation for their services. We will ask banks and brokerage firms that hold shares for beneficial owners to forward our authorization material and the enclosed authorization card to the beneficial owners and we will reimburse them for their reasonable out-of-pocket expenses. Initially, we will bear all of the expenses related to this solicitation. Because we believe that shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from Airnet. Shareholders will not be asked to vote on the reimbursement of our expenses, which we estimate will be $15,000.

There is no arrangement or understanding involving us or any of our affiliates that relates to future employment by or any future transaction with Airnet or any of its affiliates.

DATED: May --, 2005

                       AUTHORIZATION CARD

 Authorization Solicited by Phillip Goldstein, Andrew Dakos and
Pacific Coast Investment Partners, LPJames M. Chadwick (PCIP) to
Request a Special Meeting of Stockholders of Airnet Systems, Inc.

The undersigned hereby authorizes Phillip Goldstein, Andrew Dakos and PCIPJames M. Chadwick to request that a special meeting of stockholders of Airnet Systems, Inc. be held to (1) remove all the directors and (2) elect their replacements.

Please sign and date below. The undersigned hereby acknowledges receipt of the authorization statement dated May --, 2005 of Phillip Goldstein, Andrew Dakos and PCIPJames M. Chadwick.



SIGNATURE (S)_________________________________     Dated:
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